CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Micro Interconnect Technology, Inc., of our report dated August 18, 1998, relating to the August 15, 1998 financial statements of Micro Interconnect Technology, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".




/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 18, 1998